SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


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                                   FORM 8-K

                                CURRENT REPORT


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                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




               DATE OF REPORT (Date of earliest event reported):
                                 June 12, 1998



                            MARKETSPAN CORPORATION
              (Exact name of registrant as specified in charter)
             New York            1-14161                   11-3431358
  (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                       Identification No.)

          175 East Old Country Road, Hicksville, New York  11801
                                 516-755-6650
         (Address and telephone number of Principal Executive Offices)





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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

            On May 28, 1998, pursuant to the Agreement and Plan of Merger, dated as of June 26, 1997, by and among MarketSpan Corporation (formerly known as BL Holding Corp., "MarketSpan"), Long Island Lighting Company ("LILCO"), Long Island Power Authority ("LIPA"), and LIPA Acquisition Corp. (the "Merger Agreement"), LIPA acquired all of the then outstanding common stock of LILCO for $2.4975 billion in cash and thereafter directly or indirectly assumed, redeemed or refinanced certain liabilities as well as approximately $339 million in preferred stock and approximately $3.6 billion in debt attributable to LILCO. Immediately prior to such acquisition, all of its assets employed in the conduct of its gas distribution business and its non-nuclear electric generation business, and all common assets used by LILCO in the operation and management of its electric transmission and distribution business and its gas distribution business and/or its non-nuclear electric generation business (the "Transferred Assets") were sold to MarketSpan and transferred to the following wholly-owned subsidiaries of MarketSpan (the "Transferee Subsidiaries") at MarketSpan's direction: MarketSpan Gas Corporation, MarketSpan Trading Services LLC, MarketSpan Generation LLC, MarketSpan Corporate Services LLC, MarketSpan Utility Services LLC, and MarketSpan Electric Services LLC, each a New York corporation or limited liability company, and MarketSpan Finance Corporation, a Vermont corporation (the "Transfer").

            The consideration for the Transferred Assets consisted of (i) 3,440,625 shares of the common stock of MarketSpan, (ii) 553,000 shares of the Series B preferred stock of MarketSpan, (iii) 197,000 shares of the Series C preferred stock of MarketSpan, (iv) the assumption by MarketSpan of certain liabilities of LILCO. The value of the consideration was determined by MarketSpan and LILCO to be equal to the net fair market value of the Transferred Assets. The Transfer was effected by a Bill of Sale, dated as of May 28, 1998, made and executed by LILCO and acknowledged by MarketSpan. At the time of the Transfer, Dr. William J. Catacosinos was a director and Chief Executive Officer of both LILCO and MarketSpan, and the following individuals held the respective offices at both LILCO and MarketSpan: Leonard P. Novello - Senior Vice President and General Counsel; Joseph E. Fontana - Vice President, Controller and Chief Accounting Officer; Kathleen A. Marion - Vice President and Secretary. In addition, at the time of the Transfer, James T. Flynn was a director, President and Chief Operating Officer of LILCO and Executive Vice President of MarketSpan.

            Also, on May 28, 1998, KeySpan Energy Corporation ("KeySpan") was merged with and into a subsidiary of MarketSpan, pursuant to an Agreement and Plan of Exchange and Merger, dated as of December 29, 1996, between LILCO and the Brooklyn Union Gas Company ("Brooklyn Union"). This agreement was amended and restated as of February 7, 1997, June 26, 1997, and September 29, 1997, to reflect certain technical changes and the assignment by Brooklyn Union of all of its rights and obligations under the agreement to KeySpan. On September 29, 1997, KeySpan became the parent company of Brooklyn Union when it reorganized into a holding company structure. At the time of the merger, Robert B. Catell was a

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Director,  President  and Chief  Executive  Officer of KeySpan  and a  Director,
President and Chief Operating Officer of MarketSpan. Also at the time of the merger Craig G. Matthews was Executive Vice President of KeySpan and Executive Vice President and Chief Financial Officer of MarketSpan.

            As a result of these transactions, holders of KeySpan common stock received one share of MarketSpan common stock, par value $.01 per share, for each share of KeySpan they owned and holders of LILCO common stock received
0.880 shares of MarketSpan common stock for each share of LILCO they owned. Upon closing of these transactions, holders of KeySpan and LILCO owned 32% and 68%, respectively, of the MarketSpan common stock. MarketSpan's common stock and certain series of its preferred stock have been listed on the New York and Pacific Stock Exchanges under the symbol "MN." KeySpan and LILCO common stock are no longer traded on a national securities exchange.

MarketSpan and its wholly-owned subsidiaries own and operate the gas utility system and non-nuclear electric generating plants previously owned by LILCO and the gas utility system owned by Brooklyn Union. In addition, MarketSpan continue to operate the electric transmission and distribution systems previously owned by LILCO in accordance with a comprehensive set of operational and management services agreements with LIPA.

            The number of directors comprising the Board of Directors of MarketSpan will be 15 persons, six designated by KeySpan, six designated by LILCO, and three designated by a committee consisting of prior KeySpan and LILCO directors. Currently the board consists of 14 persons, as follows:

                  William J. Catacosinos  George Bugliarello
                  Robert B. Catell   Howard R. Curd
                  Donald H. Elliott   Richard N. Daniel
                  Alan H. Fishman   Basil A. Paterson
                  Stephen W. McKessy   Frederic V. Salerno
                  Edward D. Miller   James R. Jones
                  James Q. Riorden   Vincent Tese

            In connection with the transactions described above, MarketSpan issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 5. OTHER EVENTS.

     On June 10, 1998, former shareholders of LILCO commenced a lawsuit in New York State Supreme Court, Nassau County (the "Court") against LILCO and each of the former directors of LILCO (ROSE LIPSCHUTZ, ET AL. V. WILLIAM J. CATACOSINOS, ET AL.). Also on this date,

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former  shareholders  of LILCO and  KeySpan  commenced  a  lawsuit  in the Court against MarketSpan, "the former officers and/or directors of LILCO and current officers and/or directors" of MarketSpan (CLAIRE KUDEL, ET AL. V. WILLIAM J. CATACOSINOS, ET AL.). The suits generally allege that in connection with payments LILCO had determined were payable in connection with the LIPA and KeySpan transactions (i) to Dr. Catacosinos relating to retirement benefits, incentive compensation and benefits pursuant to agreements entered into between LILCO and Dr. Catacosinos, which amounts totaled approximately $42 million; and
(ii) to former officers of LILCO relating to retirement benefits, incentive compensation and benefits pursuant to employment agreements entered into between LILCO and such officers, which amounts totaled approximately $25 million, $14.5 million of which related to such employment agreements (the "Payments"): (1) the named defendants breached their fiduciary duty owed to LILCO and KeySpan former and current MarketSpan shareholders as a result of the Payments; (2) the former directors and officers of LILCO intended to defraud such shareholders by means of manipulative, deceptive and wrongful conduct, including materially inaccurate and incomplete news reports and filings with the Securities and Exchange Commission; and (3) the former officers derived an improper economic benefit as a result of their breach of fiduciary duty. Both suits seek to have a plaintiff class certified which includes certain shareholders of MarketSpan who were former shareholders of LILCO and/or The Brooklyn Union Gas Company (or KeySpan) (other than the defendants and other related entities). Also, on June 10, 1998, MarketSpan received a demand letter from counsel for a former shareholder of LILCO requesting that MarketSpan take legal action to recover the Payments.
Under  the  terms  of  the  Merger   Agreement,   MarketSpan   has  assumed  all
indemnification obligations LILCO may have to its former officers and directors and has agreed to indemnify LILCO for certain liabilities relating to LILCO's activities prior to the closing of the transaction with LIPA, including the activity relating to the Payments. MarketSpan believes the allegations in the suits are entirely without merit, and is determined to defend the actions vigorously.

            In addition, certain related investigations have been commenced by the New York State Public Service Commission and the New York State Attorney General relating to the Payments and disclosures made by LILCO with respect thereto prior to the closing of the LIPA and KeySpan transactions.

            The Company is unable to determine the outcome of each of the proceedings discussed above and what effect, if any, such outcome will have on its financial condition and results of operations.

            At a meeting held on June 11, 1998, the MarketSpan Board of Directors determined to thoroughly review the Payments and the issues relating thereto, and will retain outside legal counsel to assist in this review. The Board intends to resolve this matter expeditiously.

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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Pro Forma Financial Statements as of and for the twelve months ended March 31, 1998, are attached as Exhibits hereto.

Exhibits

2.1 Agreement and Plan of Exchange and Merger, dated as of December 29, 1996, as amended between LILCO and KeySpan and the Agreement and Plan of Merger, dated as of June 26, 1997, by and among MarketSpan Corporation (formerly known as BL Holding Corp.), LILCO, LIPA, LIPA Acquisition Corp. (filed as Annex A and Annex D, respectively, to Registration Statement on Form S-4, No. 333-30353 on June 30, 1997) and hereby incorporated by reference and made a part of this report with the same effect as if filed herewith.

99.1 Press Release dated May 29, 1998 announcing the consummation of the transactions between LILCO, KeySpan, LIPA and MarketSpan.

99.2 Pro Forma Financial Statements as of and for the twelve months ended March 31, 1998.








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                                   SIGNATURE




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      June 12, 1998


                            MARKETSPAN CORPORATION
                                Registrant

                          By:/S/ Joseph E. Fontana
                          ------------------------
                               Joseph E. Fontana
                         Vice President, Controller and
                            Chief Accounting Officer